{EXHIBIT 10.15

       THIS  WARRANT AND THE
       SECURITIES    TO   BE
       ISSUED  UPON EXERCISE
       HEREOF (I)  HAVE BEEN
       ACQUIRED          FOR
       INVESTMENT   PURPOSES
       AND  NOT WITH A  VIEW
       TO OR  FOR  RESALE IN
       CONNECTION  WITH  THE
       DISTRIBUTION  HEREOF,
       AND   (II)  HAVE  NOT
       BEEN REGISTERED UNDER
       THE SECURITIES ACT OF
       1933, AS AMENDED (THE
       "SECURITIES ACT"), OR
       THE  SECURITIES  LAWS
       OF ANY  STATE AND MAY
       NOT BE OFFERED, SOLD,
       TRANSFERRED, PLEDGED,
       HYPOTHECATED       OR
       OTHERWISE DISPOSED OF
       EXCEPT   PURSUANT  TO
       (A)    AN   EFFECTIVE
       REGISTRATION
       STATEMENT  UNDER  THE
       SECURITIES  ACT,  (B)
       TO     THE     EXTENT
       APPLICABLE, RULE  144
       UNDER  THE SECURITIES
       ACT (OR  ANY  SIMILAR
       RULE     UNDER    THE
       SECURITIES        ACT
       RELATING    TO    THE
       DISPOSITION        OF
       SECURITIES),  OR  (C)
       AN     OPINION     OF
       COUNSEL,    IF   SUCH
       OPINION   SHALL    BE
       REASONABLY
       SATISFACTORY       TO
       COUNSEL     TO    THE
       ISSUER,          THAT
       REGISTRATION    UNDER
       THE SECURITIES ACT IS
       NOT REQUIRED.


No.                               1
                           Dated:
September 29, 1995


STAGE II WARRANT

                             To
Purchase Shares of Voting
Preferred Stock, No Par Value, of

                              CAI
WIRELESS SYSTEMS, INC.


             THIS   IS  TO  CERTIFY
THAT,  for  value  received,   BANX
Partnership   or   its   registered
assign  (the  "HOLDER") is entitled
to  purchase  from   CAI   Wireless
Systems,    Inc.,   a   Connecticut
corporation (the "COMPANY"), at any
time and from  time  to time before
the  Expiration  Time  (hereinafter
defined),  at  the place where  the
Warrant     Agency     (hereinafter
defined) is located, at each of the
Tier Prices (hereinafter  defined),
the   number   of   shares  of  the
Company's  Voting  Preferred  Stock
("VOTING     PREFERRED     SHARES")
described   herein,   and  is  also
entitled   to   exert   the   other
appurtenant   rights,   powers  and
privileges hereinafter described.

             This Warrant is one of
the    Stage   II   Warrants   (the
"WARRANTS")   which  is  issued  in
connection   with    that   certain
Securities Purchase Agreement dated
as of March 28, 1995 (the "PURCHASE
AGREEMENT").

}


{

                                       ARTICLE .
                                  CERTAIN DEFINITIONS

       Terms used herein  and  not  defined  herein,  shall  have  the  meaning
ascribed  thereto  in  the  Purchase  Agreement.   The following terms have the
respective meanings set forth below:


       .     "BLENDED PRICE" means at any time the quotient  of  (a) the sum of
(i) the product of the sum of the number of Voting Preferred Shares then issuable at the Tier 1 Exercise Price under the Warrants and the Stage I Warrants and at the Tier 1 Conversion Price under and as defined in the Senior Preferred Shares, multiplied by the Tier 1 Exercise Price, plus (ii) the product of the number of Voting Preferred Shares then issuable at the Tier 2 Exercise Price under the Warrants multiplied by the Tier 2 Exercise Price, plus
(iii) the product of the number of Voting Preferred Shares then issuable at the Tier 3 Exercise Price under the Warrants multiplied by the Tier 3 Exercise Price, plus (iv) the product of the number of Voting Preferred Shares then issuable at the Tier 4 Exercise Price under the Warrants multiplied by the Tier 4 Exercise Price, divided by (b) the number of Voting Preferred Shares then issuable under the Warrants, the Stage I Warrants, and the Senior Preferred Shares.

       .      "BUSINESS DAY" means each day on  which  banking  institutions in
New York City are not required or authorized by law or executive order to close.

       . "COMMON SHARES" means shares of Common Stock, no par value, of the Company.

       . "CONVERSION SHARES" means the Common Shares issued or issuable from time to time upon the conversion of Warrant Shares.

       . "DILUTION FACTOR" shall be determined from time to time for each Tier Price and shall be equal to the quotient, expressed as a percentage (calculated to the nearest one-hundredth of a percent), of such Tier Price immediately before an adjustment under SECTION 5.3 hereof divided by the Blended Price immediately before such adjustment under SECTION 5.3 hereof.

       . "FAIR MARKET VALUE" means the fair market value of the business, property or assets in question, as a going concern, or if greater, in an orderly liquidation. If the Company is being valued such valuation shall not reflect any decrease in value for any obligations of the Company in connection with the Purchase Agreement other than the Company's obligations to make payments of principal, interest, redemption proceeds and dividends on the Notes and the Senior Preferred Stock. In calculating the Fair Market Value, no discount shall be made for lack of control, lack of an active trading market, or any restrictions on transferability of any equity interest. Notwithstanding the foregoing, so long as the Common Shares are traded on Nasdaq or a national securities exchange, the Fair Market Value of each Voting Preferred Share shall mean the product of (x) the Preferred Conversion Ratio in effect at the time of such determination, multiplied by (y) the average of the daily closing prices for a Common Share on the thirty (30) consecutive trading days before the day in question. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such date, the average of the reported closing bid and asked prices regular way, in either case on Nasdaq, or if the Common Shares are not listed or admitted to trading on Nasdaq, on the principal national securities exchange on which the Common Shares are listed or admitted to trading. Fair Market Value initially shall be determined in good faith by the Board of Directors of the Company, provided however, that if the Required Holders object to any determination of Fair Market Value made by such Board, the Fair Market Value shall be determined by a Qualified Investment Banking Firm selected by the Required Holders from a list of three Qualified Investment Banking Firms which shall be submitted to the Required Holders by the Company within five Business Days after the Company has received notice that Fair Market Value shall be so determined.

       . "FULLY-DILUTED COMMON SHARES" at any time shall mean the sum of (A) the number of Common Shares then outstanding, plus (B) in the case of options to purchase or rights to subscribe for Common Shares, the aggregate maximum number of Common Shares which are deliverable upon exercise of such options to purchase or rights to subscribe for Common Shares, plus (C) in the case of securities by their terms convertible into or exchangeable for Common Shares or options to purchase or rights to subscribe for such convertible or exchangeable securities, the aggregate maximum number of Common Shares deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, whether or not then exercisable, or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof, including without limitation Options and Convertible Securities as defined in SECTION 5.3(B) hereof, and further including without limitation all Common Shares issuable, directly or indirectly, under anti-dilution or similar provisions of Options or Convertible Securities as a result of any past, present or future issuance of Common Shares, Options or Convertible Securities, plus (D) 2,072,166 Common Shares which may be issued upon the exercise of options, having an exercise price of not less than $11.00 per share in the case of 1,200,000 of such shares and, in the case of the remaining shares, of not less than the Fair Market Value of the Common Shares subject thereto at the time of grant, which may be granted from time to time to directors, officers and employees of the Company.

       . "INITIAL TIER 1 EXERCISE PRICE" means the product of the Preferred Conversion Ratio immediately after the consummation of the Stage II Closing, multiplied by the quotient, rounded to the nearest $.01, of (a) $131,704,000, divided by (b) 60% of the Initial Target Share Number.

       . "INITIAL TIER 2 EXERCISE PRICE" means the product of the Preferred Conversion Ratio immediately after consummation of the Stage II Closing, multiplied by the quotient, rounded to the nearest $.01, of (a) $60,368,000, divided by (b) 20% of the Initial Target Share Number.

       . "INITIAL TIER 3 EXERCISE PRICE" means the product of the Preferred Conversion Ratio immediately after consummation of the Stage II Closing, multiplied by the quotient, rounded to the nearest $.01, of (a) $46,648,000, divided by (b) 10% of the Initial Target Share Number.

       . "INITIAL TIER 4 EXERCISE PRICE" means the product of the Preferred Conversion Ratio immediately after consummation of the Stage II Closing, multiplied by the quotient, rounded to the nearest $.01, of (a) $63,112,000, divided by (b) 10% of the Initial Target Share Number.

       . "NASDAQ" means the National Market System of The Nasdaq Stock Market. . "NOTES" means the Company's Term Notes due 2005 issued under the
Purchase Agreement.

       .   "PREFERRED CONVERSION RATIO" at any time means the number of  Common
Shares then issuable upon the conversion of one Voting Preferred Share.

       . "QUALIFIED INVESTMENT BANKING FIRM" means any firm engaged in providing merger and acquisition advisory services having announced transactions of not less than $100 billion during the five most recent years for which such data shall be publicly available from Securities Data Corp. or another recognized industry source but excluding, however, any firms which received more than $100,000 in fees during the preceding 24 calendar months from the Company.

       . "REQUIRED HOLDERS" means, at any time, the holders of Warrants evidencing the right to purchase a majority of the Warrant Shares then issuable upon the exercise of all then outstanding Warrants (exclusive of Warrants then owned by the Company or any of its Affiliates).

       .  "SECURITIES ACT" means the Securities Act of 1933, as amended.

       .   "SENIOR PREFERRED STOCK" means the 14% Senior Preferred  Stock,  par value $10,000 per share, of the Company.

       . "SENIOR PREFERRED SHARES" means the shares of Senior Preferred Stock issued under the Purchase Agreement or issued or issuable upon conversion of the Notes.

       . "STAGE I WARRANTS" means the Stage I Warrants as described in the Purchase Agreement.

       . "TARGET SHARE NUMBER" at any time means the product of 45% multiplied by the number of Fully-Diluted Common Shares of the Company at that time (including without limitation the number of Fully-Diluted Common Shares issuable upon conversion of the Voting Preferred Shares issued or issuable upon exercise or conversion of the Warrants, the Stage I Warrants, and the Senior Preferred Shares and including the number of Common Shares set forth on
Schedule I hereto). "INITIAL TARGET SHARE NUMBER" means the product of 45% multiplied by the number of Fully-Diluted Common Shares of the Company
(including without limitation the number of Fully-Diluted Common Shares issuable upon conversion of the Voting Preferred Shares issued or issuable upon exercise or conversion of the Warrants, the Stage I Warrants and the Senior Preferred Shares and including the number of Common Shares set forth on
Schedule I hereto) determined immediately after consummation of the Stage II Closing.

       . "TARGET TIER 1 SHARES" means at the time of each exercise of this Warrant the number of Voting Preferred Shares which is equal to the amount by which (i) the quotient of (A) 60% of the Target Share Number at that time, divided by (B) the Preferred Conversion Ratio in effect at that time, exceeds
(ii) the number of Voting Preferred Shares which theretofore have been issued or are then issuable under the Stage I Warrant and the Senior Preferred Shares or which theretofore have been issued under this Warrant, in each case at the Tier 1 Exercise Price.

       . "TARGET TIER 2 SHARES" means at the time of each exercise of this Warrant the number of Voting Preferred Shares which is equal to the amount by which (i) the quotient of (A) 20% of the Target Share Number at that time, divided by (B) the Preferred Conversion Ratio in effect at that time, exceeds
(ii) the number of Voting Preferred Shares which theretofore have been issued under this Warrant at the Tier 2 Exercise Price.

       . "TARGET TIER 3 SHARES" means at the time of each exercise of this Warrant the number of Voting Preferred Shares which is equal to the amount by which (i) the quotient of (A) 10% of the Target Share Number at that time, divided by (B) the Preferred Conversion Ratio in effect at that time, exceeds
(ii) the number of Voting Preferred Shares which theretofore have been issued under this Warrant at the Tier 3 Exercise Price.

       . "TARGET TIER 4 SHARES" means at the time of each exercise of this Warrant the number of Voting Preferred Shares which is equal to the amount by which (i) the quotient of (A) 10% of the Target Share Number at that time, divided by (B) the Preferred Conversion Ratio in effect at that time, exceeds
(ii) the number of Voting Preferred Shares which theretofore have been issued under this Warrant at the Tier 4 Exercise Price.

       . "WARRANT SHARES" means the Voting Preferred Shares issued or issuable from time to time under the Warrants.


                                       ARTICLE .
                       NUMBER OF WARRANT SHARES, EXERCISE PRICE

       . WARRANT SHARES. This Warrant entitles the Holder to purchase from the Company from time to time (a) the number of Voting Preferred Shares which is equal to the number of Target Tier 1 Shares at a price per Voting Preferred Share equal to the Tier 1 Exercise Price; (b) the number of Voting Preferred Shares which is equal to the number of Target Tier 2 Shares at a price per share equal to the Tier 2 Exercise Price; (c) the number of Voting Preferred Shares which is equal to the number of Target Tier 3 Shares at a price per share equal to the Tier 3 Exercise Price; and (d) the number of Voting Preferred Shares which is equal to the number of Target Tier 4 Shares, at a price per share equal to the Tier 4 Exercise Price.

       . ADJUSTMENT OF EXERCISE PRICE. The "TIER 1 EXERCISE PRICE", "TIER 2 EXERCISE PRICE", "TIER 3 EXERCISE PRICE" and "TIER 4 EXERCISE PRICE" hereunder (together, the "TIER PRICES") shall initially be the Initial Tier 1 Exercise Price, the Initial Tier 2 Exercise Price, the Initial Tier 3 Exercise Price and the Initial Tier 4 Exercise Price, respectively, but each such exercise price shall be adjusted from time to time in accordance with the provisions of
Article 5 hereof.


                                       ARTICLE .
                                 EXERCISE OF WARRANTS

       .     EXPIRATION TIME.  This Warrant, to the extent not exercised, shall expire and become null and void at 5:00 P.M. local time in New York, NY on September 29, 2001 (the "EXPIRATION TIME").

       . METHOD OF EXERCISE. In the sole discretion of the Holder, this Warrant may be exercised in whole or in part, at any time and from time to time prior to the Expiration Time; provided, however, that if this Warrant is exercised only in part and the Holder is the Purchaser or an Affiliate of the Purchaser, the minimum exercise of this Warrant shall involve an aggregate Exercise Price (hereinafter defined) of at least $500,000. To exercise this Warrant in whole or in part, the Holder shall either:

       (a) deliver to the Company, on or before the Expiration Time, at the Warrant Agency (i) this Warrant, (ii) a written notice, in substantially the form of the Subscription Notice attached hereto, of such Holder's election to exercise this Warrant, which notice shall specify the number of Voting Preferred Shares to be purchased, the denominations of the share certificate or certificates desired and the name or names in which such certificates are to be registered and (iii) payment of the appropriate exercise price ("EXERCISE PRICE") with respect to such shares, made, at the option of the Holder, by (x) cash, money order, certified or bank cashier's check or wire transfer, or (y) if the Holder of this Warrant is a holder of a Note, by set-off of any unpaid principal of, or accrued interest on, whether or not then payable, such Note, or (z) if the holder of this Warrant is the holder of Senior Preferred Shares, only if the entire amount of redemption proceeds of such Shares has already been, or is simultaneously being, converted into Voting Preferred Shares, by set-off of all but not less than all accumulated and unpaid dividends on such Senior Preferred Shares, provided, however, that (I) if the amount of such accumulated and unpaid dividends exceeds the aggregate Tier 1 Exercise Price (or, if the number of Target Tier 1 Shares is zero, the aggregate Tier 2 Exercise Price (or, if the number of Target Tier 2 Shares is zero, the aggregate Tier 3 Exercise Price)), then an amount of such dividends equal to such aggregate Exercise Price may be used to satisfy such price, and (II) if the amount of such accumulated and unpaid dividends exceeds the aggregate Exercise Price which is required to exercise this Warrant in full, then an amount of such dividends equal to such aggregate Exercise Price may be used to satisfy such price; or

       (b) deliver to the Company, on or before the Expiration Time, at the Warrant Agency, (i) this Warrant and (ii) a written notice, in substantially the form of the Conditional Notice attached hereto, of such Holder's election to exercise this Warrant on a conditional basis, which notice shall specify the conditions precedent to such exercise, the number of Voting Preferred Shares to be purchased, the denominations of the share certificate or certificates desired and the name or names in which such certificates are to be registered. In the case of a Conditional Notice, no payment of the Exercise Price shall be made until all the conditions to exercise have been either waived by the Holder or satisfied, at which time payment shall be made, at the option of the Holder, by (x) cash, money order, certified or bank cashier's check or wire transfer, or, (y) if the Holder of this Warrant is a holder of a Note, by set-off of any unpaid principal of, or accrued interest on, whether or not then payable, such Note, or (z) if the holder of this Warrant is the holder of Senior Preferred Shares, only if the entire amount of redemption proceeds of such Shares has already been, or is simultaneously being, converted into Voting Preferred Shares, by set-off of all but not less than all accumulated and unpaid dividends on such Senior Preferred Shares, provided, however, that (I) if the amount of such accumulated and unpaid dividends exceeds the aggregate Tier 1 Exercise Price (or, if the number of Target Tier 1 Shares is zero, the aggregate Tier 2 Exercise Price (or, if the number of Target Tier 2 Shares is zero, the aggregate Tier 3 Exercise Price)), then an amount of such dividends equal to such aggregate Exercise Price may be used to satisfy such price, and
(II) if the amount of such accumulated and unpaid dividends exceeds the aggregate Exercise Price which is required to exercise this Warrant in full, then an amount of such dividends equal to such aggregate Exercise Price may be used to satisfy such price. If payment of the Exercise Price under this
SECTION 3.2(B) is made by set-off of any unpaid principal of, or accrued interest on, a Note, the Exercise Price shall be increased by an amount equal to the stated interest rate (determined without regard to any default rate) on such Note computed on the unpaid Exercise Price from the Expiration Time until the date the purchase described in the Conditional Notice is consummated, and if payment of the Exercise Price under this SECTION 3.2(B) is made by set-off of any accumulated dividends on Senior Preferred Shares, the Exercise Price shall be increased by an amount equal to the stated dividend rate (determined without regard to any higher default rate) of such Senior Preferred Shares computed on the unpaid Exercise Price from the Expiration Time until the date the purchase described in the Conditional Notice is consummated. If payment of the Exercise Price under this SECTION 3.2(B) is made other than by set-off of any unpaid principal of, or accrued interest on, a Note, or accumulated dividends on Senior Preferred Shares, the Exercise Price shall be increased by an amount equal to interest on the unpaid Exercise Price at 8% per annum simple interest computed on the unpaid Exercise Price from the Expiration Time until the date the purchase described in the Conditional Notice is consummated. Payment of the Exercise Price by Holder as contemplated by SECTION 3.2(B) shall be Holder's confirmation that all conditions described in the Conditional Notice have been satisfied or waived by the Holder. If the purchase described in the Conditional Notice has not been consummated prior to 5:00 PM local time in New York, NY on the last day of the 18th full calendar month following the Expiration Time, the Conditional Notice shall expire.

       . DELIVERY OF CERTIFICATES.

       () The Company shall, in the case of a Subscription Notice, as promptly as practicable and in any event within five days thereafter, and in the case of a Conditional Notice, immediately upon receipt from the Holder of payment representing the Exercise Price, execute and deliver or cause to be executed and delivered, in accordance with such notice, a certificate or certificates representing the number of Warrant Shares specified in said notice. The share certificate or certificates so delivered shall be in such denominations as may be specified in such notice or, if such notice shall not specify denominations, in denominations of 100 shares each, and shall be issued in the name of the Holder or such other name or names as shall be designated in such notice. In the case of a Subscription Notice, such certificate or certificates shall be deemed to have been issued, and the Holder or any other person so designated therein shall be deemed for all purposes to have become holders of record of such shares, as of the date the Subscription Notice is received by the Company. In the case of a Conditional Notice, the certificate or certificates shall be deemed to have been issued, and the Holder or any other person so designated therein shall be deemed for all purposes to have become holders of record of such shares, as of the date that payment in respect of the Exercise Price is received by the Company; provided, however, that the Holder of the Warrant shall be entitled to all dividends, distributions, and other economic rights and benefits which would accrue to the holder of the number and type of Warrant Shares with respect to which the Warrant is being exercised pursuant to the Conditional Notice after the date the Conditional Notice is given until the date that the certificates evidencing the Warrant are issued. The proceeds of such rights and benefits shall be paid to a national bank or other party acceptable to the Company and the Holder to be held in an interest-bearing escrow account pending consummation of the transactions contemplated by the Conditional Notice at which time the funds in such escrow account shall be paid over to the Holder. After delivery of a Conditional Notice, the Company shall cooperate with the Holder to satisfy such conditions as may be obtained in the Conditional Notice and shall take such actions as may be reasonably requested by the Holder in connection therewith.

       () If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the certificate or certificates, deliver to the Holder a new Warrant evidencing the rights to purchase the remaining Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of the Holder, appropriate notation may be made on this Warrant which shall then be returned to the Holder. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, issuance and delivery of share certificates and new Warrants contemplated by SECTION 4.6 below, except that, if share certificates or new Warrants shall be registered in a name or names other than the name of the Holder, funds sufficient to pay all transfer taxes payable as a result of such transfer shall be paid by the Holder at the time of delivering the aforementioned notice of exercise or promptly upon receipt of a written request of the Company for payment.

       . SHARES TO BE FULLY PAID AND NONASSESSABLE; RESERVATION AND LISTING. All Warrant Shares and Conversion Shares shall be validly issued, fully paid and nonassessable and the Company shall at all times reserve and keep available out of its authorized shares of capital stock (a) solely for the purpose of issuance upon the exercise of this Warrant, such number of Voting Preferred Shares as shall be issuable from time to time upon the exercise of all rights hereunder, and (b) solely for the purpose of issuance upon the conversion of the Warrant Shares, such number of Common Shares as shall be issuable from time to time upon the conversion of all Warrant Shares issuable from time to time upon the exercise of all rights hereunder. If the Voting Preferred Shares or Common Shares are then listed on any national securities exchange (as such term is used in the Securities Exchange Act of 1934, as amended) or quoted on Nasdaq, the Company shall cause the Warrant Shares and the Conversion Shares, respectively, to be duly listed or quoted thereon, as the case may be.

       . NO FRACTIONAL SHARES TO BE ISSUED. The Company shall not be required to issue fractions of Voting Preferred Shares upon exercise of this Warrant. If any fraction of a share would, but for this Section, be issuable upon any exercise of this Warrant, in lieu of such fractional share the Company shall pay to the Holder or Holders, as the case may be, in cash, an amount equal to the product of such fraction multiplied by the Fair Market Value of a Warrant Share upon such exercise.

       .     SHARE  LEGEND.    Each  certificate for Warrant Shares issued upon
exercise of this Warrant, unless at the time of exercise such shares are registered under the Securities Act, shall bear the following legend:

       THESE SECURITIES (I) HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR RESALE IN CONNECTION WITH THE DISTRIBUTION HEREOF, AND (II) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (B) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE SECURITIES ACT (OR ANY SIMILAR RULE UNDER THE SECURITIES ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (C) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT REGISTRATION UNDER THE SECURITIES ACT IS NOT REQUIRED.

       Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution pursuant to a registration statement under the Securities Act) shall also bear such legend unless, in the opinion of counsel selected by the holder of such certificate and reasonably acceptable to the Company, the securities represented thereby need no longer be subject to restrictions on resale under the Securities Act.

       .     REGULATORY  APPROVALS.   The  Company  acknowledges that prior  to
exercising its rights to acquire Voting Preferred Shares hereunder and to acquiring the shareholder rights provided to holders of such Voting Preferred Shares, the Holder shall secure any regulatory approvals it deems necessary to effect such exercise and acquisition and to assert such rights, including but not limited to the approval of the FCC. The Company shall cooperate (and shall cause its Affiliates and Subsidiaries to cooperate) with the Holder in applying for any necessary requests or applications for such approval, and shall immediately execute, on request of the Holder, all application forms and other documents requiring execution by the Company in connection therewith.


                                       ARTICLE .
                        WARRANT AGENCY; TRANSFER, EXCHANGE AND
                                REPLACEMENT OF WARRANTS

       . WARRANT AGENCY. Until such time, if any, as an independent agency shall be appointed by the Company to perform services with respect to the Warrants described herein (the "WARRANT AGENCY"), the Company shall perform the obligations of the Warrant Agency provided herein at its principal office address or such other address as the Company shall specify by prior written notice to all Holders.

       . OWNERSHIP OF WARRANT. The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by any person other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer as provided in this ARTICLE 4.

       .     TRANSFER  OF  WARRANT.   The  Company  agrees  to maintain at  the
Warrant Agency books for the registration of transfers of Warrants, and transfer of this Warrant and all rights hereunder shall be registered, in whole or in part, on such books, upon surrender of this Warrant at the Warrant Agency, together with a written assignment of this Warrant duly executed by the Holder wishing to transfer this Warrant or his duly authorized agent or attorney, and funds sufficient to pay any transfer taxes payable upon such transfer. Upon surrender the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in the instrument of assignment, and this Warrant shall promptly be canceled. Notwithstanding the foregoing, a Warrant may be exercised by a new holder without having a new Warrant issued. Without limiting the generality of the ability of the Holder of this Warrant to transfer this Warrant in whole or in part, the Holder of the Warrant shall have the right to direct the Company to transfer interests in a fixed number of Warrant Shares or in a percentage of the Warrant Shares, in each case with respect to one or more Tier Prices, which may be issuable from time to time hereunder and the new Warrants resulting shall bear such modifications related thereto as the transferor may direct; provided, however, that in no event shall the new Warrants issued to the transferor and the transferee in the aggregate contain rights which are greater than the rights under the Warrant being transferred in whole or in part; and provided further that any Warrant transferred to any person who is not an Affiliate (as defined in the Purchase Agreement) of the Purchaser under the Purchase Agreement shall not be entitled to enforce the covenants contained in
ARTICLE 7 hereof.

       . DIVISION OR COMBINATION OF WARRANTS. This Warrant may be divided or combined with other Warrants upon surrender hereof and of any Warrant or Warrants with which this Warrant is to be combined at the Warrant Agency, together with a written notice specifying the names and denominations in which the new Warrant or Warrants are to be issued, signed by the holders hereof and thereof or their respective duly authorized agents or attorneys. Subject to compliance with SECTION 4.3 as to any transfer which may be involved in the division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

       . LOSS, THEFT, DESTRUCTION OF WARRANT CERTIFICATES. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnification agreement reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of Warrant Shares.

       . EXPENSES OF DELIVERY OF WARRANTS. The Company shall pay all expenses, taxes (other than transfer taxes in connection with any transfer by the Holder) and other charges payable in connection with the preparation, issuance and delivery of Warrants and Warrant Shares hereunder.


                                       ARTICLE .
                                ANTIDILUTION PROVISIONS

       . ADJUSTMENTS GENERALLY. The Tier Prices and the type of securities or property issuable upon exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events, as provided in this Article 5.

       . STOCK REORGANIZATION. In case the Company shall subdivide its outstanding Common Shares into a greater number of shares or consolidate its outstanding Common Shares into a smaller number of shares (any such event being called a "STOCK REORGANIZATION"), then each of the Tier Prices shall be adjusted, effective immediately after the record date at which the holders of Common Shares are determined for purposes of such Stock Reorganization, to a price determined by multiplying each of the Tier Prices in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Common Shares outstanding on such record date before giving effect to such Stock Reorganization and the denominator of which shall be the number of Common Shares outstanding after giving effect to such Stock Reorganization.

       . STOCK DISTRIBUTION. () If the Company shall issue or otherwise sell or distribute any Common Shares, other than pursuant to a Stock Reorganization (any such event, including any event described in paragraphs (b) and (c) below, being herein called a "STOCK DISTRIBUTION") without consideration or for a consideration per share (the "ISSUE PRICE") less than the quotient of the Blended Price on the date of such issue, sale or distribution (before giving effect to such issue, sale or distribution) divided by the Preferred Conversion Ratio then in effect, then, effective upon such issue, sale or distribution, each Tier Price shall be reduced to the product of the Dilution Factor for such Tier Price multiplied by the Issue Price multiplied by the Preferred Conversion Ratio then in effect.

       No adjustment of a Tier Price shall be made in an amount less than 1% of such Tier Price, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to 1% of such Tier Price or more. In no event shall the application of this SECTION 5.3 result in an increase in a Tier Price.

       () If the Company shall issue, sell, distribute or otherwise grant in any manner (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any warrants or options for the purchase of, Common Shares or any stock or securities convertible into or exchangeable for Common Shares (such rights, warrants or options being herein called "OPTIONS" and such convertible or exchangeable stock or securities being herein called "CONVERTIBLE SECURITIES"), whether or not such Options or the rights to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Shares are issuable upon exercise of such Options or upon conversion or exchange of such Convertible Securities (determined by dividing (i) the aggregate amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus, in the case of Options to acquire Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of Common Shares issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the quotient of the Blended Price divided by the Preferred Conversion Ratio, in each case on the date of granting such Options (before giving effect to such grant), then, for purposes of paragraph (a) above, the total maximum number of Common Shares issuable upon the exercise of such Options or upon conversion or exchange of the Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued as of the date of granting of such Options and thereafter shall be deemed to be outstanding and the Company shall be deemed to have received as consideration such price per share, determined as provided above, therefor. Except as otherwise provided in paragraph (d) below, no additional adjustment of a Tier Price shall be made upon the actual exercise of such Options or upon conversion or exchange of such Convertible Securities.

       () If the Company shall issue, sell or otherwise distribute (whether directly or otherwise) any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Shares are issuable upon such conversion or exchange (determined by dividing (i) the aggregate amount received or receivable by the Company as consideration for the issue, sale or distribution of such
Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total maximum number of Common Shares issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the quotient of the Blended Price divided by the Preferred Conversion Ratio, in each case on the date of such issue, sale or distribution (before giving effect to such issue, sale or distribution), then, for purposes of paragraph (a) above, the total maximum number of Common Shares issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the date of the issue, sale or distribution of such Convertible Securities and thereafter shall be deemed to be outstanding and the Company shall be deemed to have received as consideration such price per share, determined as provided above, therefor. Except as otherwise provided in paragraph (d) below, no additional adjustment of a Tier Price shall be made upon the actual conversion or exchange of such Convertible Securities.

       () If the purchase price provided for in any Option referred to in paragraph (b) above, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in paragraph
(b) or (c) above, or the rate at which any Convertible Securities referred to in paragraph (b) or (c) above are convertible into or exchangeable for Common Shares shall change at any time (other than under or by reason of provisions designed to protect against dilution upon an event which results in a related adjustment pursuant to this ARTICLE 5), each Tier Price then in effect shall forthwith be readjusted (effective only with respect to any exercise of this Warrant after such readjustment) to the Tier Price which would then be in effect had the adjustment made upon the issue, sale, distribution or grant of such Options or Convertible Securities been made based upon such changed purchase price, additional consideration or conversion rate, as the case may be; PROVIDED, HOWEVER, that such readjustment shall give effect to such change only with respect to such Options and Convertible Securities as then remain outstanding.

       () If the Company shall pay a dividend or make any other distribution upon any capital stock of the Company payable in Common Shares, Options or Convertible Securities, then, for purposes of paragraph (a) above, such Options or Convertible Securities, as the case may be, shall be deemed to have been issued or sold without consideration.
       () If any Common Shares, Options or Convertible Securities shall be issued, sold or distributed for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor, before deduction therefrom of any reasonable expenses incurred and any underwriting commission or concessions paid or allowed by the Company in connection therewith. If any Common Shares, Options or Convertible Securities shall be issued, sold or distributed for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the Fair Market Value of such consideration, before deduction of any reasonable expenses incurred and any underwriting commissions or concessions paid or allowed by the Company in connection therewith. If any Common Shares, Options or Convertible Securities shall be issued in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the Fair Market Value of such portion of the assets and business of the nonsurviving corporation as shall be attributable to such Common Shares, Options or Convertible Securities, as the case may be. If any Options shall be issued in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration.

       () Notwithstanding any other provision of this SECTION 5.3, no adjustment under this SECTION 5.3 shall be made with respect to the issuance of any securities which were included in the calculation of Fully-Diluted Common Shares immediately after consummation of the Stage II Closing.

       . SPECIAL DIVIDENDS. If the Company shall issue or distribute to any holders of Common Shares, evidences of indebtedness, any other securities of the Company or any cash, property or other assets, and if such issuance or distribution does not constitute (y) a Stock Reorganization or (z) a Stock Distribution (any such nonexcluded event being herein called a "SPECIAL DIVIDEND"), then each Tier Price shall be decreased, effective immediately after the record date at which the holders of Common Shares are determined for purposes of such Special Dividend, by an amount equal to the product of (a) the Fair Market Value of the evidences of indebtedness, securities or property or other assets issued or distributed in such Special Dividend with respect to one Common Share, multiplied by (b) the Preferred Conversion Ratio.

       . CAPITAL REORGANIZATION. If there shall be: (i) any consolidation or merger to which the Company is a party (other than a consolidation or a merger in which the Company is a continuing corporation and which does not result in any reclassification of, or change (other than a Stock Reorganization or a change in par value) in, outstanding Common Shares) or (ii) any sale or conveyance of the property of the Company as an entirety or substantially as an entirety (any such event being called a "CAPITAL REORGANIZATION"), then, effective upon the effective date of such Capital Reorganization, the Holder shall have the right to purchase, upon exercise of this Warrant, the kind and amount of shares of stock and other securities and property (including cash) which the Holder would have owned or have been entitled to receive after such Capital Reorganization if this Warrant had been exercised immediately prior to such Capital Reorganization. In such event, the provisions set forth herein with respect to the rights and interest of the Holder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter receivable upon the exercise of this Warrant. The above provisions of this SECTION 5.5 shall apply to successive consolidations, mergers, sales and conveyances.

       . CERTAIN OTHER EVENTS. If any event occurs as to which the foregoing provisions of this Article 5 are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board of Directors of the Company, fairly protect the purchase rights of the Warrants in accordance with the essential intent and principles of such provisions or would violate applicable law, then such Board shall make such adjustments in the application of such provisions in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of such Board, to protect such purchase rights as aforesaid.

       .     ADJUSTMENT RULES.  ()  Any adjustments pursuant to this ARTICLE  5 shall be made successively whenever an event referred to herein shall occur.

       () No adjustment shall be made pursuant to this ARTICLE 5 in respect of the issuance from time to time of Senior Preferred Shares upon conversion of the Notes, Voting Preferred Shares upon the exercise of Warrants, the Stage I Warrants or the Senior Preferred Stock or upon the issuance from time to time of Common Shares upon the conversion of the Voting Preferred Shares.

       () If the Company shall set a record date to determine the holders of Common Shares for purposes of a Stock Reorganization, Stock Distribution, Special Dividend or Capital Reorganization and shall legally abandon such action prior to effecting such action, then no adjustment shall be made pursuant to this ARTICLE 5 in respect of such action.

       . PROCEEDING PRIOR TO ANY ACTION REQUIRING ADJUSTMENT. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Article 5, the Company shall take any action which may be necessary, including obtaining regulatory approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable (i) all Voting Preferred Shares which the holders of Warrants are entitled to receive upon exercise thereof, and (ii) all Common Shares which the holders of Voting Preferred Shares issuable under this Warrant will be entitled to receive upon conversion thereof.

       . NOTICE OF ADJUSTMENT. Not less than 15 days prior to the earlier of the record date for, or the taking of, any action which requires or might require an adjustment or readjustment pursuant to this Article 5, the Company shall give notice to each holder of Warrants of such event, describing such event in reasonable detail and specifying the record date or effective date, as the case may be, and, if determinable, the required adjustment and the computation thereof. If the required adjustment is not determinable at the time of such notice, the Company shall give notice to each holder of a Warrant of such adjustment and computation promptly after such adjustment becomes determinable.


                                       ARTICLE .
                                    BASIC COVENANTS

       .     NOTICE  OF  CERTAIN  EVENTS.   In addition to  the  provisions  of
SECTION 5.9, in case at any time the Company shall (a) declare any dividend on any class or series of its capital stock, whether payable in cash, stock or other property, (b) offer to all the holders of any class of its capital stock any additional shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or (c) declare a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or propose a sale of all or substantially all of its property, assets and business as an entirety, then the Company shall give written notice to each Holder of the date on which the books of the Company shall close or a record shall be taken for such action. Such notice shall also specify the date as of which the holders of record of the class or series of capital stock affected shall participate in such action. Such written notice shall be given at least 15 days prior to the relevant record date or the date fixed for determining stockholders entitled to participate therein, as the case may be.

       . INFORMATIONAL REQUIREMENTS. The Company will transmit to the Holder such information, documents and reports concerning the Company as are required to be distributed by the Purchase Agreement to the Purchaser (as defined in the Purchase Agreement).

       . AMENDMENT TO CHARTER. The Company shall not make any amendment to its Certificate of Incorporation or By-laws which limits its legal capacity or ability to perform its obligations under this Warrant or the Voting Preferred Shares or which may materially adversely affect the rights of the Holders of these Warrants.


                                       ARTICLE .
                                   SPECIAL COVENANTS

       So long as this Warrant is held by the Purchaser or an Affiliate thereof or a successor to any of the foregoing (the "PURCHASER GROUP"), the Company shall comply with the following covenants unless its first obtains the approval (by vote or written consent) of the holders of a majority of the then outstanding Warrants, Stage I Warrants, Senior Preferred Stock and Voting Preferred Stock (voting together as one class on the basis of the number of Voting Preferred Shares for or into which each such security is then exercisable or convertible) held by the Purchaser Group (a "PURCHASER GROUP APPROVAL"). Notwithstanding the foregoing, the parties intend that no provision of this ARTICLE 7 shall operate to limit or impair the Company's full responsibility for and control of the FCC Licenses and its operations conducted pursuant to those Licenses, if such provision, as so applied, shall violate applicable law.

       . MAINTENANCE OF EXISTENCE AND CONDUCT OF BUSINESS. The Company shall, and shall cause each of its Subsidiaries to, (a) at all times preserve and keep in full force and effect such entity's corporate or partnership existence, as the case may be, and rights and franchises material to such entity's business and (b) comply at all times with the provisions of all franchises, permits, licenses or other similar authorizations relating to such entity's business, including, without limitation, the FCC Licenses, Channel Leases and any obligations or agreements with respect to signal interference, certifications and permits, and all other material agreements, licenses and sublicenses, leases and subleases to which it is a party, and will suffer no loss or forfeiture thereof or thereunder except for losses or forfeitures which in the aggregate would not have a Material Adverse Effect.

       . MAINTENANCE OF BUSINESS RELATIONSHIPS. The Company shall, and shall cause each of its Subsidiaries to, maintain and preserve its relationships with equipment vendors, programmers, lessors (including without limitation MMDS, MDS, POFS and ITFS lessors and lessors of headend and antennae sites), licensors and others having business relationships with it except for losses or replacements of relationships which individually or in the aggregate would not have a Material Adverse Effect.

       . MAINTENANCE OF PROPERTIES. The Company shall, and shall cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties (including without limitation, intellectual property and properties acquired in accordance with the terms of the Business Plan or in accordance with the Loan Documents) in good repair, working order and condition (other than ordinary wear and tear), and from time to time shall make or cause to be made all appropriate repairs, renewals and replacements thereof, so that the business carried on in connection therewith may be properly conducted at all times, except where the failure to do so would not have a Material Adverse Effect.

       . MAINTENANCE OF LICENSES AND OTHER MATERIAL AGREEMENTS. The Company shall, and shall cause each of its Subsidiaries to, use its best efforts to keep in full force and effect all of the FCC Licenses, Channel Leases, any obligations or agreements with respect to signal interference, certifications and permits, and all other material agreements, licenses and sublicenses, leases and subleases to which it or any of the Subsidiaries is a party or to which it or any of the Subsidiaries shall become a party hereafter except for losses thereof which individually or in the aggregate would not have a Material Adverse Effect. The foregoing notwithstanding, the Company shall, and shall cause each of its Subsidiaries to, keep in full force and effect sufficient FCC Licenses and Channel Leases in each Wireless Distribution System covered by the Business Relationship Agreement to comply with the obligations of the Company under the Business Relationship Agreement.

       .   USE  OF  PROCEEDS.   Proceeds  advanced  pursuant  to  the  Purchase
Agreement and pursuant to the Anticipated Financing shall be used only as expressly provided by Section 1.5(a) and 1.5(b) of the Purchase Agreement or, in respect of the Anticipated Financing, as provided in the Business Plan.

       . PERFORMANCE OF LOAN DOCUMENTS AND ANTICIPATED FINANCING DOCUMENTS. The Company shall, and shall cause each of its Subsidiaries to, duly and punctually perform, pay and discharge or cause to be performed, paid or discharged, all of their respective obligations, as defined herein, of every nature arising or owed under the Loan Documents and under the documents related to the Anticipated Financing, whether absolute or contingent. The Company shall comply with each of the covenants set forth in the documents related to the Anticipated Financing (without regard to any waivers or consents obtained in respect thereof from the holders of the notes issued in the Anticipated Financing).

       . COMPLIANCE WITH LAW. The Company shall, and shall cause each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations, orders or ordinances to which each of them is or will be subject, including, without limitation, the Communications Act, the Copyright Act and all Environmental Laws, and shall obtain and maintain in effect at all times all licenses, certificates, permits, franchises and other governmental or other authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, including, without limitation, all FCC Licenses, Channel Leases and obligations or agreements with respect to signal interference, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

       . COMPLIANCE WITH BUSINESS PLAN AND BUSINESS RELATIONSHIP AGREEMENT. The Company shall, and shall cause each of the Subsidiaries to, use its best efforts to achieve the build-out of the Wireless Distribution Systems contemplated by the Business Plan, in each case subject to the availability of financing and the anticipated development of certain technology, and, except as expressly permitted hereunder, shall not enter into any material transaction which is not contemplated by the Business Plan or the Loan Documents. The Company shall, and shall cause each of its Subsidiaries to, comply in all respects with the Business Relationship Agreement.

       .   INSURANCE.    The  Company  shall,  and  shall  cause  each  of  its
Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities engaged in the same or a similar business and similarly situated. The Company shall maintain key-person insurance on the life of Jared E. Abbruzzese in the amount of $2,000,000, which policy names the Company as the owner and sole beneficiary thereof.

       .  PAYMENT OF TAXES AND CLAIMS; CONSOLIDATION.

       () The Company shall, and shall cause each of the Subsidiaries to, timely file all Tax Returns required to be filed in any jurisdiction and to pay and discharge all Taxes shown to be due and payable on such returns and all other Taxes imposed on them or any of their properties, assets (wherever used herein, the term "ASSETS" includes without limitation the properties, licenses, permits, franchises, stock of Subsidiaries and contract rights of the Company and its Subsidiaries), income or franchises, to the extent such Taxes have become due and payable and before they have become delinquent; and to pay and discharge all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any of their respective Subsidiaries, PROVIDED that the Company or any of the Subsidiaries need not pay any such Tax or claim if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or such Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such Taxes and claims in the aggregate could not reasonably be expected to have a Material Adverse Effect.

       () The Company shall not, and shall not permit any of the Subsidiaries to, file or consent to the filing of any consolidated or combined income tax return with any Person (other than the Company or any of the Subsidiaries).

       . EMPLOYEE BENEFIT PLANS. () The Company shall, and shall cause each ERISA Affiliate to, () comply in all material respects with the provisions of ERISA to the extent applicable to any Benefit Plan maintained by it and cause all Benefit Plans maintained by it to satisfy the conditions under the Code for tax qualification of all such plans intended to be tax qualified; and () avoid
(A) any material accumulated funding deficiency (within the meaning of ERISA '302 and Code '412(a)) (whether or not waived); (B) any act or omission on the basis of which it or an ERISA Affiliate might incur a material liability to the PBGC (other than for the payment of required premiums) or to a trust established under former ERISA '4049; (C) any transaction with a principal purpose described in ERISA '4069; and (D) any act or omission that might result in the assessment by any Multiemployer Plan of withdrawal liability against the Company or any ERISA Affiliate, but only to the extent that the liability arising from a failure to comply with any covenant set forth in (i) or (ii) could reasonably be expected to result in a liability to it or a Subsidiary or an ERISA Affiliate for any one such event in excess of $100,000; provided however that this covenant will not apply to the employee benefit plans assumed by the Company or a Subsidiary pursuant to any acquisition contemplated by the Loan Documents until the 120th day after such acquisition is completed.

       () The Company shall not, directly or indirectly, and shall not permit its Subsidiaries or any ERISA Affiliate to directly or indirectly by reason of an amendment or amendments to, or the adoption of, one or more Benefit Plans subject to Title IV or ERISA, permit the present value of all benefit liabilities, as defined in Title IV of ERISA (using the actuarial assumptions utilized by the PBGC upon termination of a plan), to increase by more than $100,000; PROVIDED that this limitation shall not be applicable to the extent that the fair market value of assets allocable to such benefits, all determined as of the most recent valuation date for each such Benefit Plan, is in excess of the benefit liabilities, or to increase to the extent security must be provided to any Benefit Plan under Section 401(a)(29) of the Code. Neither the Company nor any of its Subsidiaries shall establish or become obligated to any new Retiree Welfare Plan, or modify any existing Retiree Welfare Plan, which could result in an increase in annual cost, or could result in an annual increase in liability to the Company, in either case by more than $50,000. Neither the Company nor any of its Subsidiaries shall establish or become obligated to any new unfunded Benefit Plan, or modify any existing unfunded Benefit Plan, without the prior written approval by the Holder. The Company shall not, directly or indirectly, and shall not permit its Subsidiaries or any ERISA Affiliate to (i) satisfy any liability under any Benefit Plan by purchasing annuities from an insurance company or (ii) invest the assets of any Benefit Plan with an insurance company, unless, in each case, such insurance company is rated AA by Standard & Poor's Corporation and the equivalent by each other nationally recognized rating agency at the time of the investment.

       () With respect to other than a Multiemployer Plan, for each Benefit Plan hereafter adopted or maintained by the Company, any of its Subsidiaries or any other ERISA Affiliate and which is intended to be qualified under Section 401(a) of the Code, the Company shall (i) seek, or cause its Subsidiaries or other ERISA Affiliates to seek, and receive determination letters from the IRS to the effect that such Benefit Plan is qualified within the meaning of Section 401(a) of the Code; and (ii) from and after the adoption of any such Benefit Plan, cause such plan to be qualified within the meaning of Section 401(a) of the Code and to be administered in all material respects in accordance with the requirements of ERISA and Section 401(a) of the Code.

       () With respect to each Benefit Plan hereafter adopted or maintained by the Company, any of its Subsidiaries or any other ERISA Affiliate and which is a welfare plan within the meaning of Section 3(1) of ERISA, the Company shall comply, or cause its Subsidiaries or other ERISA Affiliates to comply, with the notice and continuation coverage requirements of Section 4980B of the Code and the regulations thereunder to the extent noncompliance could result in a material liability.

       () The foregoing notwithstanding, the provisions of this SECTION 7.11 shall not apply to an Acquired Company for a period of six months from the time of its acquisition by the Company or a Subsidiary, if information disclosed by such Acquired Company to the Company or a Subsidiary on a schedule to its Acquisition Documents indicates that such Acquired Company would, at the time of its acquisition by the Company or a Subsidiary, be in violation of this
SECTION 7.11, and such violation would not have a Material Adverse Effect.

       . ENVIRONMENTAL LAWS. The Company shall, and shall cause each of its Subsidiaries to, conduct its business so as to, and maintain a system to assure that it will, comply with all applicable Environmental Laws and shall promptly take corrective action to remedy any non-compliance with any Environmental Law, except for non-compliances which individually or in the aggregate would not have a Material Adverse Effect.

       . FURTHER ASSURANCES. From time to time, upon the request of the Holder, the Company shall, and shall cause each of the Subsidiaries to, make such filings and seek such consents, approvals, permits and waivers as may be necessary or desirable in the reasonable judgment of the Holder to permit the Holder to exercise all of its rights under each of the Loan Documents, including without limitation the right to exercise the Warrants and the Stage I Warrants, to convert the Notes, the Senior Preferred Shares and the Voting Preferred Shares and to enforce all the covenants thereunder and under the Business Relationship Agreement and the terms of the Voting Preferred Shares.

       .  OTHER  AFFIRMATIVE  COVENANTS.   The  Company shall cause each of its
Subsidiaries  to  comply  with  Section 2 of the Purchase  Agreement  and  this
ARTICLE 7.

       . SOLVENCY. The Company and the Subsidiaries shall, on a consolidated basis, and Atlantic on a standalone basis shall, be and remain Solvent. "SOLVENT" means that the aggregate present fair saleable value of such Person's assets is in excess of the total cost of its probable liability on its existing debts to third parties as they become absolute and matured, such Person has not incurred debts beyond its foreseeable ability to pay such debts as they mature, and such Person has capital adequate to conduct the business in which it is presently employed.

       . INDEBTEDNESS. The Company shall not, nor shall it permit any of the Subsidiaries to, directly or indirectly, remain liable, create, incur, assume, guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness except:

       ()    the Company and the Subsidiaries may become and remain liable with respect to the Obligations;

       ()    the Company and the Subsidiaries may become and remain liable with respect to the Anticipated  Financing  created and incurred pursuant to Section
2.4 of the Purchase Agreement;

       () the Subsidiaries of the Company may become and remain liable with respect to intercompany indebtedness to the Company; PROVIDED that all such intercompany indebtedness is subordinated to the Obligations and evidenced by an intercompany note executed by such Subsidiary, all in form and substance satisfactory to the Holder;

       () the Company and the Subsidiaries may become and remain liable with respect to unsecured debt incurred in connection with the acquisition by the Company or a Subsidiary of any of the Acquired Companies in accordance with the terms of the Acquisition Agreements including, without limitation, debt that is assumed in such acquisition provided that such debt is prepayable at the option of the Company;

       () the Company and the Subsidiaries may become and remain liable with respect to contingent or deferred payment obligations incurred by the Company or any of its Subsidiaries in connection with the acquisition of assets by the Company or any of its Subsidiaries in the ordinary course of business, which payment obligation is secured solely by the acquired assets;

       ()    prior to January 1, 1997, the Company may incur the debt permitted pursuant to Section 2.7(c)(ii) of the Purchase Agreement;

       () if the Stage II Closing has been consummated, from January 1, 1997 until the earlier of July 1, 1997 or the first date that the quotient, expressed as a percentage, of the number of LOS Households in service areas with respect to which Purchaser's Affiliates have then exercised their options under Article 3 of the Business Relationship Agreement divided by the number of LOS Households in all service areas subject to the Business Relationship Agreement (the "BR PERCENTAGE") first exceeds 30%, the Company may incur Indebtedness in the aggregate principal amount of $25,000,000 to the extent necessary to fund operations or repay existing debt or used to effect acquisitions or capital expenditures (including acquisitions or capital expenditures in the form of Capital Leases) permitted under Section 7.27 hereof; and

       () after July 1, 1997, the Company may incur Indebtedness in an aggregate amount equal to the product of (x) $250,000,000 (reduced by the principal amount of the Indebtedness incurred under subsection (h) hereof and then outstanding) at the time such Indebtedness is contemplated to be incurred by the Business Plan multiplied by (y) the difference between (i) 100% and (ii) the BR Percentage at the time the Indebtedness is incurred; PROVIDED that after the first date that the BR Percentage is equal to or greater than 75%, no debt may thereafter be incurred hereunder.

       The provisions of this SECTION 7.16 notwithstanding, the Company shall not permit Atlantic to directly or indirectly remain liable, create, incur, assume, guaranty or otherwise become or remain directly or indirectly liable with respect to any Indebtedness.

       . LIENS. The Company shall not, nor shall it permit any of the Subsidiaries to, directly or indirectly, maintain, create, incur, assume or permit to exist any lien on or with respect to any property or asset (including any document or instrument in respect of goods or accounts receivable) of the Company or any Subsidiary, whether now owned or hereafter acquired, or any income or profits therefrom, except:

       ()    liens  granted  pursuant  to the Loan Documents  or  disclosed  in
Schedule 4.8 of the Purchase Agreement (as  amended  with  respect  to Acquired
Companies pursuant to Section 2.10 of the Purchase Agreement) and not discharged as contemplated by Section 3.2(a) of the Purchase Agreement;

       ()    liens  securing  Indebtedness permitted under SECTIONS 7.16(G) and
(H) above; and

       ()    liens securing Indebtedness  of  acquired entities in acquisitions or for capital expenditures, in either case which are permitted under SECTION 7.27.

       The provisions of this SECTION 7.17 notwithstanding, the Company shall not permit, nor shall it permit any of the Subsidiaries, to directly or indirectly, maintain, create, incur, assume or permit to exist any lien on or with respect to (i) any property or assets of Atlantic or (ii) any assets which are used in connection with Wireless Cable Television Systems subject to the Business Relationship Agreement; PROVIDED HOWEVER, that this clause (ii) shall not apply to liens securing Indebtedness issued pursuant to SECTION 7.16(H) hereof.

       . RESTRICTION ON FUNDAMENTAL CHANGES; ASSET SALES. The Company shall not, nor shall it permit any of the Subsidiaries to, alter its corporate, capital or legal structure or to enter into any merger, or consolidate, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, sub-lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or assets, whether now owned or hereafter acquired (other than in the ordinary course of business), or acquire by purchase, lease or otherwise, in one transaction or a series of transactions, all or any part of the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person (other than purchases or other acquisitions of inventory, leases, materials, property and equipment in the ordinary course of business) or agree to do any of the foregoing at any future time, except:

       ()   the  Company and the Subsidiaries may make acquisitions and capital expenditures in the manner expressly provided in SECTION 7.27 hereof;

       () the Company and the Subsidiaries may from time to time make sales or other dispositions of assets not subject to the Business Relationship Agreement having a cumulative fair market value in any twelve month period not in excess of the greater of $1,000,000 in the aggregate or 5% in the aggregate of Consolidated Operating Cash Flow (hereinafter defined) for the fiscal year preceding any such sale; PROVIDED that () the consideration received shall be an amount at least equal to the fair market value thereof and () at least 85% of the consideration received shall be cash; PROVIDED, HOWEVER, that in no event shall the Company sell assets (other than assets of DE MINIMIS value) which are used or useful in providing the services required to be provided by the Company or its Subsidiaries under the Business Relationship Agreement; and

       () the Company and its Subsidiaries may from time to time dispose of FCC Licenses and Channel Leases for equivalent rights in replacement FCC Licenses and Channel Leases in the same operating market and the swapping of assets for equivalent or better replacement assets shall be permitted if at least 20 days prior notice is given to the Holder (other than in the case of swaps involving assets of DE MINIMIS value).

       "CONSOLIDATED OPERATING CASH FLOW" shall mean, for any period, the sum (without duplication) of the amounts for such period of (i) net income, (ii) depreciation expense, (iii) amortization expense, (iv) taxes paid, and (v) service fees under the Loan Documents LESS (x) capital expenditures and (y) increases in net current assets (increases in inventory and accounts receivable LESS increases in accounts payable), determined on a consolidated basis for the Company and the Subsidiaries in accordance with GAAP.

       . RESTRICTED PAYMENTS. The Company shall not, nor shall it permit any Subsidiary to:

       () declare or pay any dividend or make any distribution (other than dividends required to be paid by the Series A Convertible Preferred Stock and 6% Series B Convertible Preferred Stock or on any shares the issuance of which has received a Purchaser Group Approval) on shares of the Company or any Subsidiary;

       ()   purchase, redeem or otherwise acquire or retire for value any stock of the Company or of any Subsidiary or any warrants, rights or options to acquire shares of any class of such stock;

       () make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment, scheduled sinking fund payment, or scheduled redemption payment, any Indebtedness that is subordinate or junior in right of payment to the Notes (other than any such Indebtedness owing to the Company or any wholly-owned Subsidiary of the Company); or

       ()   make  any Investment (other than Investments permitted  by  SECTION
7.27 or 7.29 hereof).

       . ISSUANCE OF STOCK. The Company shall not, and shall not permit any Subsidiary to, authorize or issue any capital stock except for (i) shares issuable upon exercise of the Warrants and the Stage I Warrants or conversion of the Notes, the Senior Preferred Shares or the Voting Preferred Shares, (ii) shares issued in connection with the acquisition of the Acquired Companies as described in the Acquisition Agreements, (iii) Common Shares issued upon conversion of shares of Series A Convertible Preferred Stock and 6% Series B Convertible Preferred Stock or the exercise of options, warrants and other purchase rights disclosed on Schedule 4.3 to the Purchase Agreement, (iv) options and warrants with respect to Common Shares set forth on Schedule I hereto, (v) Common Shares issued in payment of the purchase price under acquisitions or to fund capital expenditures, in each case permitted pursuant to SECTION 7.27 hereof, (vi) Common Shares issued pursuant to Section 2.7(c)(ii) of the Purchase Agreement, and (vii) Common Shares assumed to be issued when calculating Fully-Diluted Common Shares immediately after consummation of the Stage II Closing.

       . TRANSACTIONS WITH AFFILIATES. The Company shall not, nor shall it permit any of the Subsidiaries to, enter into, directly or indirectly, any transaction or group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except (i) for transactions required by the ServiceCo Documents, and (ii) in the ordinary course and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person that is not an Affiliate.

       . CERTAIN OTHER RESTRICTIONS. The Company shall not, nor shall it permit any of the Subsidiaries to, engage in any business or undertake any activities or otherwise do any act, that would subject the Holders, in the reasonable opinion of the Holders, to a risk of violation of the MFJ. In addition:

       () the Company will ensure that its directors and senior management, and the directors and senior management of the Subsidiaries, are aware of the terms of the MFJ and of what types or categories of businesses or activities might constitute a breach thereof. The Company shall procure all managers having significant responsibility for matters addressed in the MFJ to sign a certificate as described in Section V of the MFJ, or such other form as the Holders may reasonably require from time to time. The Company shall ensure that the Subsidiaries and any other company or other entity in which it or any Subsidiary holds an interest shall comply with the terms of this provision; and

       () the Company shall, and shall cause the Subsidiaries to, provide all necessary and reasonable assistance to the Holders in any MFJ proceeding or investigation, at the request of the Holders. It is the intention of the Company and the Holders that, in addition to any damages to which the Holders may be entitled for violation of this provision, this provision may be enforced by grant of injunctive relief to restrain any such breach by the Company or a Subsidiary.

       . CONTINGENT OBLIGATIONS. The Company shall not, nor shall it permit any of the Subsidiaries to, directly or indirectly, create or become or be liable with respect to any Contingent Obligation except:

       () Contingent Obligations of the Company and the Subsidiaries incurred pursuant to the Loan Documents;

       ()   Contingent Obligations resulting  from  endorsement  of  negotiable instruments for collection in the ordinary course of business;

       ()  Contingent Obligations in respect of operating leases;

       ()  intercompany  Contingent  Obligations with respect to the Company or
any  other  Subsidiary;  PROVIDED  that  all   such   intercompany   Contingent
Obligations are subordinated to the Obligations;

       ()   Contingent  Obligations  which  the  Company  elects  to  treat  as
Indebtedness  and  which  could  then be incurred as Indebtedness under SECTION
7.16 hereof;

       () Contingent Obligations of the Company in respect of assisting the Subsidiaries in providing goods and services in the ordinary course of their respective businesses.

       For purposes of this SECTION 7.23, the term "CONTINGENT OBLIGATIONS" shall mean any direct or indirect liability, contingent or otherwise () with respect to any indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligations will be protected (in whole or in part) against loss in respect thereof and () with respect to any letter of credit. Contingent Obligations shall include with respect to the Company or any of the Subsidiaries, without limitation, (A) the direct or indirect guaranty, endorsement (otherwise than for the collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by the Company or any of the Subsidiaries, (B) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (C) any liability of the Company or any of the Subsidiaries for the obligations of another through any agreement (contingent or otherwise) (x) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), and (y) to maintain the solvency or any balance sheet item, level of income or financial condition of another (except as expressly provided in this Warrant), if in the case of any agreement described under subclause (x) or (y) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence.

       . CONDUCT OF BUSINESS. Except as expressly provided in the Loan Documents, the Company shall not, nor shall it permit any of the Subsidiaries to, engage in any line of business except those described in the Company's Transition Report on Form 10-K for the period ended March 31, 1994 and the activities described in Note 2 to the Company's financial statements contained in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1994 which, in the sole judgment of the Purchaser Group, do not violate the MFJ; provided, however, that prior to the time that the BR Percentage first exceeds 30%, the Company and its Subsidiaries may engage in other business activities related to the use of the MMDS Spectrum if (i) they are in compliance with all of their obligations hereunder, under the other Loan Documents and the documents related to the Anticipated Financing, (ii) such activities will not have a material adverse effect on the ability of the Company and the Subsidiaries to perform their obligations under the Business Relationship Agreement, and (iii) the Company does not enter into any joint ventures, partnerships or other arrangement with a third Person to share the profits, losses and control of such activities with any person unless the Company has offered the Purchaser the right to enter into such arrangement on terms no less favorable to the Purchaser than those agreed to by the third person and in any event, the Company shall not enter into such an arrangement with any Person if such Person or any Affiliate of such Person is engaged in operating, providing or marketing wireline cable or local wireline telephone systems or services within the United States.

       .  CREATION OF SUBSIDIARIES; DISPOSAL OF SUBSIDIARY STOCK.

       () The Company shall not, nor shall it permit any of the Subsidiaries to, create or acquire any interest in any Subsidiaries, unless such Subsidiary is wholly-owned by the Company or a wholly-owned Subsidiary or unless expressly permitted by clause (iii) of SECTION 7.24 hereof.

       () The Company shall not, and shall not permit any of the Subsidiaries to, directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock, partnership interests, or other equity securities (or warrants, rights or options to acquire shares or other equity securities) of any of the Subsidiaries, except (i) to the Company or another Subsidiary of the Company, (ii) to qualify directors if required by applicable law, (iii) as permitted by Section 7.18 hereof, (iv) as reflected on Schedule
4.2 to the Purchase Agreement or (v) as collateral for the Notes.

       . AMENDMENTS TO CHARTER DOCUMENTS. Except as expressly provided in the Loan Documents, the Company shall not, nor shall it permit any of the Subsidiaries to, make any amendment to, or waive any of its material rights under, its articles or certificate of incorporation, as the case may be, its by-laws or other documents relating to its capital stock, or other equity interests of the Company or any of the Subsidiaries (other than non-material amendments which, in the aggregate, would not have a Material Adverse Effect and which would not adversely affect the rights of the Warrants or the Warrant Shares) without, in each case, obtaining the written consent of all Holders to such amendment or waiver.

       . ACQUISITIONS AND CAPITAL EXPENDITURES. The Company shall not, nor shall it permit any of its Subsidiaries to, incur any capital expenditures or acquire the capital stock or assets of any Person, except for capital expenditures reflected in the Business Plan; PROVIDED, HOWEVER, that, so long as no Default shall have occurred and be continuing under the Notes or Senior Preferred Shares, until the BR Percentage is at least 30%:

       () prior to July 1, 1997, the Company may make, in addition to those reflected in the Business Plan, capital expenditures for which the aggregate consideration to be paid does not exceed $20 million and acquisitions of businesses for which the aggregate value of the consideration paid and the liabilities assumed, in the aggregate, does not exceed $15 million,

       () after July 1, 1997, the Company may incur additional capital expenditures so long as the aggregate consideration to be paid therefor, including for capital expenditures made prior to July 1, 1997, does not exceed $35 million, and may make additional acquisitions so long as the aggregate value of the consideration paid for and the liabilities assumed in such acquisitions, in the aggregate and including acquisitions made prior to July 1, 1997, does not exceed $25 million.

       . SALE OR DISCOUNT OF RECEIVABLES. The Company shall not, nor shall it permit any of the Subsidiaries to, directly or indirectly, sell any of their notes or accounts receivable except solely in the ordinary course of business for the collection of delinquent accounts.

       . INVESTMENTS. The Company shall not, nor shall it permit any of the Subsidiaries to, make or permit to exist, any Investments, directly or indirectly, other than (a) marketable direct obligations of the United States of America which mature within 5 years from the date of issue or participations in marketable direct obligations of the United States of America acquired from domestic banks having total assets in excess of $500,000,000, (b) certificates of deposit and bankers' acceptances of domestic banks having total assets in excess of $500,000,000 and demand and time deposits in any bank, whether domestic or foreign, (c) securities commonly known as "commercial paper" issued by any company organized and existing under the laws of the United States of America or any state thereof which at the time of purchase have been rated and the ratings for which are not less than "P-1" if rated by Moody's, and not less than "A-1" if rated by Standard and Poor's, (d) written agreements under which domestic banks having total assets in excess of $500,000,000 sell and agree to repurchase marketable direct obligations of the United States of America, (e) money market funds backed by U.S. Obligations, (f) acquisitions of companies if such acquisition is permitted pursuant to SECTION 7.27 hereof and such acquisition is of the entire interest in the equity of the acquired company, and (g) the Company's investment in ACTV, Inc. described in Schedule 4.13(6) to the Purchase Agreement.

       . ACQUIRED COMPANIES. The term "Subsidiaries" as used in the covenants contained in this ARTICLE 7 shall be deemed to include each Acquired Company from and after the date that the acquisition of such Acquired Company is consummated, except for the grace periods applicable thereto contained in this
SECTION 7.30. The following provisions of this ARTICLE 7 shall not apply to any Acquired Company until the end of the grace period after the date of such Acquired Company's acquisition by the Company set forth opposite the reference to such provision below; PROVIDED, HOWEVER, that (i) the failure of the Acquired Company to comply with such provisions immediately is due to circumstances existing at the time of consummation of the acquisition, (ii) the Company is using all reasonable and diligent efforts to bring such Acquired Company into compliance with such provisions, and (iii) such failure of such Acquired Company to comply with such provisions does not have a material adverse affect on the Company's ability to comply with its obligations under the Business Relationship Agreement:

             SECTION REFERENCE          GRACE PERIOD

             7.1(b)                            60 days
             7.2                               60 days
             7.3                               180 days
             7.6                               60 days
             7.7                               60 days
             7.8 (last sentence only) 60 days
             7.10                              60 days
             7.24                              30 days

       . OBSERVER RIGHTS. The Company shall give the Holders written notice of each meeting of the boards of directors of the Company and each Subsidiary and any committees or other groups exercising responsibilities comparable to such boards of directors at the same time as such notice is given to the directors or committee members, as the case may be, but in no event less than two days prior to any meeting, such written notice specifying the time and place of such meeting. Upon receipt of such written notice, the Purchasers by Purchaser Group Approval may designate one representative of the Holders to attend any such meeting in a nonvoting observer capacity and the Company shall invite such representative to each meeting of such boards and committees; PROVIDED, HOWEVER, that in no event shall there be more than two such representatives for all holders of the Notes, the Warrants, the Stage I Warrants and the Senior Preferred Stock. The Company shall provide such representative copies of all notices, minutes, consents and other material which have been provided to the Company's or a Subsidiary's directors or any committee member, as the case may be, no later than at the time of any such meeting.


                                       ARTICLE .
                                   HOLDER'S REMEDIES

       . EQUITABLE RELIEF; OTHER REMEDIES. The Company acknowledges that the covenants contained in ARTICLES 6 and 7 are reasonable and necessary to protect the legitimate interests of the Holder, that the Holder would not have entered into the Purchase Agreement and the various Loan Documents in the absence of such restrictions, and that any violation of any provision of those Sections will result in irreparable injury to the Holder and its affiliates. The Company agrees that the Holder shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving actual damages, as well as an equitable accounting of all earnings, profits and other benefits arising from any violation of ARTICLES 6 and 7, which rights shall be cumulative and in addition to any other rights or remedies to which the Holder may be entitled.

       . REPRICING OF WARRANTS.

       ()   Upon  the  occurrence from time to time of  any  of  the  following conditions or events (each a "REPRICING EVENT") then the Tier 1 Exercise Price of the Warrants shall be adjusted as set forth herein:

             (i) the Company defaults in the performance of or compliance with any covenant or agreement contained in SECTIONS 7.1, 7.4, 7.5, 7.8, and 7.15 through 7.27 of this Warrant; or

             (ii) any representation or warranty contained in Sections 4.1 through 4.3, 4.9, 4.12, 4.14, 4.15, 4.18, 4.24, 4.29 and 4.32 through
       4.38 (excluding 4.36) of the Purchase Agreement (without regard to any materiality limitation therein except that (i) the materiality provisions of Section 4.24 shall remain in effect and (ii) the materiality provisions of Section 4.15 shall remain in effect until the Threshold Amount (as defined therein) equals zero) proves to have been false or incorrect in any respect on the Stage I Closing Date or Stage II Closing Date; or

             (iii) any representation or warranty contained in the revised representations and warranties provided by the Company in Sections 4.1 through 4.3, 4.9, 4.12, 4.14, 4.15, 4.18, 4.24, 4.29 and 4.32 through
       4.38 (excluding 4.36) of the Purchase Agreement pursuant to Section 2.10 of the Purchase Agreement (treating such representations and warranties as being made with respect to each of the Acquired Companies, and without regard to any materiality limitation therein except that (i) the materiality provisions of Section 4.24 shall remain in effect and (ii) the materiality provisions of Section 4.15 shall remain in effect until the Threshold Amount (as defined therein) equals zero) proves to have been false or incorrect in any respect on the Stage II Closing Date.

       () After the occurrence of a Repricing Event, the Required Holders may send to the Company a notice specifying the nature of such Repricing Event and an estimate, to the extent feasible, of the amount of the damages, losses, deficiencies, liabilities, costs or expenses to the Company and the Subsidiaries (including without limitation for purposes of SECTION 8.2(A)(I) Acquired Companies from and after the time such requirements are deemed to be applicable to such Acquired Companies pursuant to SECTION 7.30 hereof) on a consolidated basis which arise from defaults referred to in SECTION 8.2(A)(I) or the inaccuracy of the representations and warranties referred to in SECTION 8.2(A)(II) or 8.2(A)(III) (without regard to any materiality limitation therein except as provided in SECTION 8.2(A)(II) or 8.2(A)(III)) ("REPRICING DAMAGES") to the extent then feasible (which estimate shall not be conclusive of the final amount of damages) (the "CLAIM NOTICE").
       () At such time as the aggregate Repricing Damages for all Repricing Events exceed $20,000,000, the Tier 1 Exercise Price per share then in effect shall be reduced by an amount equal to the product of (i) the then applicable Preferred Conversion Ratio multiplied by (ii) the quotient of (A) the aggregate Repricing Damages through the date such calculation is made, divided by (B)
(1) in the case of a Repricing Event described in SECTION 8.2(A)(II) or (III), the Fully-Diluted Common Shares of the Company determined immediately after consummation of the Stage II Closing and (2) in the case of a Repricing Event described in SECTION 8.2(A)(I), the Fully-Diluted Common Shares of the Company at the date of the Claim Notice with respect thereto.

       () The Required Holders and the Company shall negotiate in good faith to arrive at the amount of Repricing Damages, but in the event that the parties are unable to reach agreement as to such amount within 30 days of the date of the latest Claim Notice, the Company shall deliver to the Required Holders a list of three Qualified Investment Banking Firms. Within 10 days of the delivery of such list, the Required Holders shall select one of the investment banking firms on such list. Such investment banking firm shall render its opinion of the amount of the aggregate Repricing Damages within 30 days of such selection and such opinion shall be conclusive and binding upon the Company and the Holder as to the amount of such Repricing Damages. All fees and costs of the selected investment banking firm shall be borne by the Company.

       () Notwithstanding the foregoing, however, Repricing Damages shall not include damages (i) resulting from a Repricing Event described in SECTION 8.2(A)(II) OR (III) unless the Claim Notice with respect thereto is delivered not later than the last day of the 18th full calendar month following (1) the Stage II Closing Date, (2) if the Stage II Closing has not occurred, the Stage I Closing Date or (3) to the extent that such Repricing Damages relate to
Section 4.15 of the Purchase Agreement, the date on which the Holders receive actual notice of the final amount of such damages; (ii) to the extent that the Holder has actually received indemnification therefor pursuant to Section 7.2 of the Purchase Agreement; (iii) resulting from a breach of any of the covenants referred to in SECTION 8.2(A)(I) to the extent that such breach is caused principally by an action which the holders of Voting Preferred Shares approved or disapproved in accordance with Section 6(e) of the Designation of Terms of the Voting Preferred Shares; PROVIDED, HOWEVER, that the limitations contained in this clause (iii) shall not apply if the Required Holders of Voting Preferred Shares (as defined therein) have notified the Company in writing, within 30 days of the receipt of a written request for such consent, that they have waived their right to consent to the specific action with respect to which Repricing Damages are claimed; or (iv) which have previously been reflected in an adjustment pursuant to clause (c) above and in any comparable adjustment under the Senior Preferred Shares or the Stage I Warrants.


                                       ARTICLE .
                                     MISCELLANEOUS

       . NOTICES. Any notice or other communication to be given hereunder shall be in writing and shall be delivered by recognized courier, telecopy or certified mail, return receipt requested, and shall be conclusively deemed to have been received by a party hereto and to be effective on the day on which delivered or telecopied to such party at its address set forth below (or at such other address as such party shall specify to the other parties hereto in writing), or, if sent by certified mail, on the third business day after the day on which mailed, addressed to such party at such addresses.

       In the case of a Holder, such notices and communications shall be addressed to (a) if to BANX Partnership (so long as BANX Partnership is the Holder of this Note), to Alexander Good, Bell Atlantic Corporation, 1310 North Court House Road, Arlington, VA 22201; Thomas R. McKeough, Bell Atlantic Corporation, 1717 Arch Street, Philadelphia, PA 19103; and Philip R. Marx, Bell Atlantic Corporation, 1717 Arch Street, Philadelphia, PA 19103, and NYNEX Corporation, 1113 Westchester Avenue, White Plains, NY 10604-3510), Attention:
Chief Financial Officer and to such address Attention: General Counsel, (b) if to any other Holder his or her address as shown on the books maintained by the Warrant Agency; unless the Holder shall notify the Company and the Warrant Agency that notices and communications should be sent to a different address, in which case such notices and communications shall be sent to the address specified by the Holder. In the case of the Company, such notices and communications shall be addressed as follows (until notice of a change is given as provided herein): CAI Wireless Systems, Inc., 12 Corporate Woods Blvd., Albany, New York 12211, Attention: Jared E. Abbruzzese, Chairman and Chief Executive Officer, Fax No. (518) 462-3045, Telephone: (518) 462-2632, with a copy to: Day, Berry & Howard, One Canterbury Green, Stamford, Connecticut 06901-2047, Attention: Sabino Rodriguez, III, Esq.

       . WAIVERS; AMENDMENTS. No failure or delay of the Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Holder are cumulative and not exclusive of any rights or remedies which the Holder would otherwise have. The provisions of this Warrant may be amended, modified or waived with (and only with) the written consent of the Company and Required Holders (including any permitted transferee holding a Warrant); PROVIDED, HOWEVER, that no such amendment, modification or waiver shall, without the written consent of the Holder, (a) change the type and number of Voting Preferred Shares subject to purchase upon exercise of this Warrant, the Exercise Price or provisions for payment thereof (except as a result of amendments, modifications or waivers of the provisions of SECTION 8.2 hereof), or (b) amend, modify or waive the provisions of this Section or ARTICLE 5 with respect to the Holder.

       Any such amendment, modification or waiver effected pursuant to this Section shall be binding upon the Holder, upon each future holder of the Warrants and Warrant Shares issuable hereunder and upon the Company. In the event of any such amendment, modification or waiver the Company shall give prompt notice thereof to all holders of Warrants and, if appropriate, notation thereof shall be made on all Warrants thereafter surrendered for registration of transfer or exchange.

       No notice or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

       .     GOVERNING LAW.  This Warrant shall be construed in accordance with and governed by the laws of the State of New York.

       . SURVIVAL OF AGREEMENTS. All covenants and agreements made by the Company herein shall be considered to have been relied upon by the Holder and shall survive the issuance and delivery of the Warrant, and shall continue in full force and effect so long as this Warrant is outstanding.

       . COVENANTS TO BIND SUCCESSOR AND ASSIGNS. All covenants, stipulations, promises and agreements in this Warrant contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

       . SEVERABILITY. In case any one or more of the provisions contained in this Warrant shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

       . SECTION HEADINGS. The section headings used herein are for convenience of reference only, are not part of this Warrant and are not to affect the construction of or be taken into consideration in interpreting this Warrant.

       . NO RIGHTS AS STOCKHOLDER. This Warrant shall not entitle any Holder to any rights as a stockholder of the Company and no dividends shall be payable or accrue in respect of this Warrant or the interest represented hereby or the Warrant Shares exercisable hereunder unless and until and only to the extent this Warrant shall be exercised.

       .     NO  REQUIREMENT  TO  EXERCISE.   Nothing contained in this Warrant
shall be construed as requiring the Holder to exercise this Warrant.

}


{
       IN WITNESS WHEREOF, CAI Wireless Systems, Inc. has caused this Stage II Warrant to be executed in its corporate name by one of its officers thereunto duly authorized.


                                 CAI Wireless Systems, Inc.

                                 By:    /S/ JARED E. ABBRUZZESE
                                        Jared E. Abbruzzese
                                        Chairman, Chief Executive Officer &
                                               President

}


{
                                  SUBSCRIPTION NOTICE
                       (To be executed upon exercise of Warrant)

To     CAI WIRELESS SYSTEMS, INC.

       The undersigned hereby irrevocably elects to exercise the right of purchase represented by the attached Warrant for, and to purchase thereunder, the number of Warrant Shares specified below, from the Tier of the Warrant specified below, as provided for therein, and tenders herewith payment of the Tier Exercise Price therefor in full in the form of certified or bank cashier's check or wire transfer:


             Shares at                            Number of
             SPECIFIED PRICE                   SHARES EXERCISED

       Tier 1 Exercise Price
       Tier 2 Exercise Price
       Tier 3 Exercise Price
       Tier 4 Exercise Price


       Please issue a certificate or certificates for such Warrant Shares in the following name or names and denominations:


       If said number of shares shall not be all the shares issuable upon exercise of the attached Warrant, a new Warrant is to be issued in the name of the undersigned for the balance remaining of such shares less any fraction of a share paid in cash.

Dated:

                                        ___________________________________
                                        NOTE:   The   above  signature   should
                                        correspond exactly with the name on the
                                        face of the attached  Warrant  or  with
                                        the  name  of the assignee appearing in
                                        the assignment form below.

}


                                        {
                                  CONDITIONAL NOTICE
                       (To be executed upon exercise of Warrant)

To     CAI WIRELESS SYSTEMS, INC.

       The undersigned hereby irrevocably elects to exercise the right of purchase represented by the attached Warrant for, and to purchase thereunder, the number of Warrant Shares specified below, from the Tier of the Warrant specified below, as provided for in the attached Warrant:

             Shares at                  Number of
             SPECIFIED PRICE                   SHARES EXERCISED

       Tier 1 Exercise Price
       Tier 2 Exercise Price
       Tier 3 Exercise Price
       Tier 4 Exercise Price

, subject to the following conditions precedent:

             i)     [MFJ WAIVER]

             ii)    [FCC CONSENT]

             iii)   [OTHER MATERIAL CONSENT OR CONDITION]

       Upon waiver by the undersigned or satisfaction of such conditions, the undersigned shall tender payment of the Exercise Price in full in the form of certified or bank cashier's check or wire transfer.

       Upon receipt of such payment, please issue a certificate or certificates for such Warrant Shares in the following name or names and denominations (after receipt of this notice, such payment being all the notice required for such issuance):


       If said number of shares shall not be all the shares issuable upon exercise of the attached Warrant, a new Warrant is to be issued in the name of the undersigned for the balance remaining of such shares less any fraction of a share paid in cash.

Dated:
                                        ___________________________________
                                        NOTE:   The   above   signature  should
                                        correspond exactly with the name on the
                                        face  of the attached Warrant  or  with
                                        the name  of  the assignee appearing in
                                        the assignment form below.

}


{                                     ASSIGNMENT
                      (To be executed upon assignment of Warrant)



             For value received, _________________ hereby sells, assigns and transfers unto ______________ the attached Warrant, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _____________________ attorney to transfer said Warrant on the books of CAI Wireless Systems, Inc., a Connecticut corporation, with full power of substitution in the premises.


                                        ___________________________________
                                        NOTE:   The   above   signature  should
                                        correspond exactly with the name on the
                                        face of the attached Warrant.